UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 3, 2017, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., issued a press release announcing that it has signed a 25-year agreement with a subsidiary of ALLETE Clean Energy to purchase the power from an expansion of the Thunder Spirit Wind farm located near Hettinger, North Dakota. Thunder Spirit Wind 2 will produce up to 50 megawatts of additional energy and is anticipated to be on line in December 2018. The agreement also includes an option for Montana-Dakota Utilities Co. to buy the project at the close of construction. Construction costs for the project are estimated to be $85 million.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
	99	Press Release issued January 3, 2017, announcing Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., signed an agreement to purchase power from wind farm expansion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017

MDU RESOURCES GROUP, INC.

By:	/s/ Daniel S. Kuntz
Daniel S. Kuntz
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release issued January 3, 2017, announcing Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., signed an agreement to purchase power from wind farm expansion

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